Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2008 and

For the Six Months Ended June 30, 2008 and 2007

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	June 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$15,049	78	—	15,127
Interest-bearing bank balances	9,493	—	796	10,289
Federal funds sold and securities purchased under resale agreements	13,359	—	8,564	21,923

Total cash and cash equivalents	37,901	78	9,360	47,339
Trading account assets	48,967	3	13,619	62,589
Securities	101,660	3,039	8,762	113,461
Loans, net of unearned income	408,880	63,106	16,212	488,198
Allowance for loan losses	(7,809)	(2,478)	(457)	(10,744)

Loans, net	401,071	60,628	15,755	477,454
Loans held for sale	6,420	1,977	33	8,430
Premises and equipment	5,622	265	780	6,667
Due from customers on acceptances	1,302	—	—	1,302
Goodwill	32,954	(1)	4,040	36,993
Other intangible assets	969	—	973	1,942
Other assets	34,255	2,630	19,371	56,256

Total assets	$671,121	68,619	72,693	812,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	63,683	140	(430)	63,393
Interest-bearing deposits	384,274	17,815	(17,692)	384,397

Total deposits	447,957	17,955	(18,122)	447,790
Short-term borrowings	44,457	9,089	1,902	55,448
Bank acceptances outstanding	1,307	—	—	1,307
Trading account liabilities	22,712	1	3,592	26,305
Other liabilities	12,377	66	6,580	19,023
Long-term debt	71,055	36,793	76,553	184,401

Total liabilities	599,865	63,904	70,505	734,274

Minority interest in net assets of consolidated subsidiaries	1,458	—	1,574	3,032

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	9,825	9,825
Common stock	455	—	6,666	7,121
Paid-in capital	54,405	1,750	3,642	59,797
Retained earnings	17,258	2,898	(18,622)	1,534
Accumulated other comprehensive income, net	(2,320)	67	(897)	(3,150)

Total stockholders’ equity	69,798	4,715	614	75,127

Total liabilities and stockholders’ equity	$671,121	68,619	72,693	812,433

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$11,336	2,040	388	13,764
Interest and dividends on securities	2,649	104	273	3,026
Trading account interest	737	—	356	1,093
Other interest income	542	99	301	942

Total interest income	15,264	2,243	1,318	18,825

INTEREST EXPENSE
Interest on deposits	5,194	90	(167)	5,117
Interest on borrowings	2,311	924	1,431	4,666

Total interest expense	7,505	1,014	1,264	9,783

Net interest income	7,759	1,229	54	9,042
Provision for credit losses	5,531	2,109	758	8,398

Net interest income after provision for credit losses	2,228	(880)	(704)	644

FEE AND OTHER INCOME
Service charges and fees	2,218	287	(104)	2,401
Commissions	27	—	1,797	1,824
Fiduciary and asset management fees	729	—	2,065	2,794
Principal investing	5	—	577	582
Other income	430	24	(2,113)	(1,659)

Total fee and other income	3,409	311	2,222	5,942

NONINTEREST EXPENSE
Salaries and employee benefits	3,298	345	3,052	6,695
Occupancy and equipment	1,024	60	312	1,396
Goodwill impairment	—	—	6,060	6,060
Other intangible amortization	124	—	76	200
Sundry expense	3,938	297	(361)	3,874

Total noninterest expense	8,384	702	9,139	18,225

Minority interest in income of consolidated subsidiaries	42	—	95	137

Loss before income tax benefits	(2,789)	(1,271)	(7,716)	(11,776)
Income tax benefits	(1,057)	(472)	(668)	(2,197)

Net loss	(1,732)	(799)	(7,048)	(9,579)
Dividends on preferred stock	—	—	236	236

Net loss available to common stockholders	$(1,732)	(799)	(7,284)	(9,815)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,302	4,649	390	15,341
Interest and dividends on securities	2,787	—	165	2,952
Trading account interest	613	—	326	939
Other interest income	807	191	260	1,258

Total interest income	14,509	4,840	1,141	20,490

INTEREST EXPENSE
Interest on deposits	4,935	1,623	(364)	6,194
Interest on borrowings	2,588	1,223	1,536	5,347

Total interest expense	7,523	2,846	1,172	11,541

Net interest income	6,986	1,994	(31)	8,949
Provision for credit losses	371	(30)	15	356

Net interest income after provision for credit losses	6,615	2,024	(46)	8,593

FEE AND OTHER INCOME
Service charges and fees	2,094	49	3	2,146
Commissions	23	—	1,285	1,308
Fiduciary and asset management fees	691	—	1,277	1,968
Principal investing	7	—	339	346
Other income	2,415	18	(227)	2,206

Total fee and other income	5,230	67	2,677	7,974

NONINTEREST EXPENSE
Salaries and employee benefits	3,219	432	2,443	6,094
Occupancy and equipment	985	80	194	1,259
Other intangible amortization	116	85	20	221
Sundry expense	2,936	70	(1,069)	1,937

Total noninterest expense	7,256	667	1,588	9,511

Minority interest in income of consolidated subsidiaries	37	—	238	275

Income before income taxes	4,552	1,424	805	6,781
Income taxes	1,359	513	266	2,138

Net income	$3,193	911	539	4,643

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2007	$—	—	2,300	2,300
Preferred shares issued	—	—	7,525	7,525

Balance, June 30, 2008	—	—	9,825	9,825

COMMON STOCK
Balance, December 31, 2007	455	—	6,079	6,534
Purchases of common stock	—	—	(2)	(2)
Common stock issued	—	—	559	559
Common stock issued for Stock options and restricted stock	—	—	30	30
Acquisitions	—	—	—	—

Balance, June 30, 2008	455	—	6,666	7,121

PAID-IN CAPITAL
Balance, December 31, 2007	53,925	—	2,224	56,149
Preferred shares issued	—	—	(53)	(53)
Purchases of common stock	—	—	(15)	(15)
Common stock issued	—	—	3,410	3,410
Common stock issued for Stock options and restricted stock	—	—	294	294
Acquisitions	—	—	—	—
Contributed capital	450	1,750	(2,200)	—
Changes incident to business combinations	30	—	(30)	—
Deferred compensation, net	—	—	12	12

Balance, June 30, 2008	54,405	1,750	3,642	59,797

RETAINED EARNINGS
Balance, December 31, 2007	18,997	3,697	(9,238)	13,456
Cumulative effect of an accounting change, net of income taxes	(28)	—	4	(24)
Purchases of common stock	—	—	(1)	(1)
Net income	(1,732)	(799)	(7,048)	(9,579)
Acquisitions	—	—	—	—
Changes incident to business combinations	21	—	(21)	—
Cash dividends	—	—	(2,318)	(2,318)
Noncash dividends	—	—	—	—

Balance, June 30, 2008	17,258	2,898	(18,622)	1,534

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2007	(974)	28	(621)	(1,567)
Minimum pension liability	—	—	11	11
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,346)	39	(287)	(1,594)

Balance, June 30, 2008	(2,320)	67	(897)	(3,150)

Total stockholders’ equity, June 30, 2008	$69,798	4,715	614	75,127

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2006	$455	—	5,892	6,347
Purchases of common stock	—	—	(60)	(60)
Common stock issued for Stock options and restricted stock	—	—	49	49
Acquisitions	—	—	—	—

Balance, June 30, 2007	455	—	5,881	6,336

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,360)	51,746
Purchases of common stock	—	—	(500)	(500)
Common stock issued for Stock options and restricted stock	—	—	727	727
Acquisitions	—	—	—	—
Changes incident to business combinations	1	(6)	5	—
Deferred compensation, net	—	—	(115)	(115)

Balance, June 30, 2007	37,357	16,744	(2,243)	51,858

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(447)	(447)
Net income	3,193	911	539	4,643
Acquisitions	—	—	—	—
Cash dividends	(1,000)	—	(1,137)	(2,137)
Noncash dividends	—	(842)	842	—

Balance, June 30, 2007	17,309	8,065	(11,039)	14,335

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Minimum pension liability	—	—	31	31
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,123)	—	(71)	(1,194)

Balance, June 30, 2007	(2,113)	—	(1,150)	(3,263)

Total stockholders’ equity, June 30, 2007	$53,008	24,809	(8,551)	69,266

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net loss	$(1,732)	(799)	(7,048)	(9,579)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	101	—	(20)	81
Provision for credit losses	5,529	2,109	760	8,398
Loss (gain) on securitization transactions	(40)	—	7	(33)
Gain on sale of mortgage servicing rights	—	(1)	—	(1)
Securities transactions	1,150	—	(137)	1,013
Goodwill impairment	—	—	6,060	6,060
Depreciation and other amortization	484	19	531	1,034
Trading account assets, net	499	(3)	(396)	100
Loss (gain) on sales of premises and equipment	(1)	12	7	18
Valuation losses on bank-owned separate account life insurance	314	—	—	314
Income tax shortfall from share-based payment arrangements	—	—	19	19
Loans held for sale, net	(2,278)	(1,976)	287	(3,967)
Deferred interest on certain loans	(311)	(485)	—	(796)
Other assets, net	805	(242)	(4,285)	(3,722)
Trading account liabilities, net	4,547	1	172	4,720
Other liabilities, net	(2,528)	(925)	2,847	(606)

Net cash provided (used) by operating activities	6,539	(2,290)	(1,196)	3,053

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	6,214	352	6,864	13,430
Maturities of securities	20,106	—	1,310	21,416
Purchases of securities	(29,596)	—	(8,416)	(38,012)
Origination of loans, net	(7,174)	(12,053)	(1,886)	(21,113)
Sales of premises and equipment	111	20	1	132
Purchases of premises and equipment	(559)	(30)	(165)	(754)
Goodwill and other intangible assets	(9)	1	54	46
Purchase of bank-owned separate account life insurance, net	(665)	—	—	(665)

Net cash used by investing activities	(11,572)	(11,710)	(2,238)	(25,520)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(8,481)	12,898	(5,756)	(1,339)
Securities sold under repurchase agreements and other short-term borrowings, net	17,278	(5,764)	(6,459)	5,055
Issuances of long-term debt	12,539	13,500	19,123	45,162
Payments of long-term debt	(4,022)	(8,314)	(9,432)	(21,768)
Issuances of preferred shares	—	—	7,472	7,472
Issuances of common stock, net	—	—	3,951	3,951
Purchases of common stock	—	—	(20)	(20)
Capital contributed from Parent	450	1,750	(2,200)	—
Changes incident to business combinations	51	—	(51)	—
Income tax shortfall from share-based payment arrangements	—	—	(19)	(19)
Cash dividends paid	—	—	(2,318)	(2,318)

Net cash provided by financing activities	17,815	14,070	4,291	36,176

Increase in cash and cash equivalents	12,782	70	857	13,709
Cash and cash equivalents, beginning of year	25,119	8	8,503	33,630

Cash and cash equivalents, end of year	$37,901	78	9,360	47,339

NONCASH ITEMS
Transfer to securities from loans held for sale resulting from securitizations	$5,881	—	—	5,881
Transfer to trading account assets from securities	6,807	—	—	6,807
Transfer to loans from loans held for sale	6,428	—	—	6,428
Cumulative effect of an accounting change, net of income taxes	$(28)	—	4	(24)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,193	911	539	4,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(34)	—	—	(34)
Provision (benefit) for credit losses	362	(31)	25	356
Loss (gain) on securitization transactions	(77)	—	19	(58)
Gain on sale of mortgage servicing rights	(3)	—	—	(3)
Securities transactions	(48)	—	(28)	(76)
Depreciation and other amortization	463	114	384	961
Trading account assets, net	(6,313)	—	(486)	(6,799)
Loss (gain) on sales of premises and equipment	(11)	7	—	(4)
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(61)	(61)
Loans held for sale, net	(5,086)	—	(330)	(5,416)
Deferred interest on certain loans	—	(722)	—	(722)
Other assets, net	1,586	400	(772)	1,214
Trading account liabilities, net	1,221	—	(130)	1,091
Other liabilities, net	(1,561)	(581)	750	(1,392)

Net cash provided (used) by operating activities	(6,578)	98	(90)	(6,570)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	3,785	—	67	3,852
Maturities of securities	9,596	—	286	9,882
Purchases of securities	(11,065)	—	(803)	(11,868)
Origination of loans, net	(8,591)	16,531	(17,310)	(9,370)
Sales of premises and equipment	112	11	8	131
Purchases of premises and equipment	(357)	(57)	(84)	(498)
Goodwill and other intangible assets	17	43	(501)	(441)
Purchase of bank-owned separate account life insurance, net	(499)	—	—	(499)

Net cash provided (used) by investing activities	(7,002)	16,528	(18,337)	(8,811)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	810	3,655	(1,893)	2,572
Securities sold under repurchase agreements and other short-term borrowings, net	3,185	(618)	991	3,558
Issuances of long-term debt	10,547	2,750	10,180	23,477
Payments of long-term debt	(6,270)	(24,847)	11,093	(20,024)
Issuances of common stock, net	—	—	267	267
Purchases of common stock	—	—	(1,007)	(1,007)
Changes incident to business combinations	1	(6)	5	—
Excess income tax benefits from share-based payment arrangements	—	—	61	61
Cash dividends paid	(1,000)	—	(1,137)	(2,137)

Net cash provided (used) by financing activities	7,273	(19,066)	18,560	6,767

Increase (decrease) in cash and cash equivalents	(6,307)	(2,440)	133	(8,614)
Cash and cash equivalents, beginning of year	24,167	2,804	7,945	34,916

Cash and cash equivalents, end of year	$17,860	364	8,078	26,302

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$1,119	—	—	1,119
Transfer to loans from loans held for sale	251	—	—	251
Cumulative effect of an accounting change, net of income taxes	$(1,337)	—	(110)	(1,447)